ROBECO SAGE
               (A DIVISION OF ROBECO INVESTMENT MANAGEMENT, INC.)

                         ROBECO-SAGE TRITON FUND, L.L.C.

                  ROBECO-SAGE TRITON INSTITUTIONAL FUND, L.L.C.

                     ROBECO-SAGE TRITON MASTER FUND, L.L.C.

                     ROBECO-SAGE MULTI-STRATEGY FUND, L.L.C.

              ROBECO-SAGE MULTI-STRATEGY INSTITUTIONAL FUND, L.L.C.

                 ROBECO-SAGE MULTI-STRATEGY MASTER FUND, L.L.C.



                                 CODE OF ETHICS
                                SEPTEMBER 8, 2008

                                    EXHIBIT 3

          This Code of Ethics is applicable to Access Persons (as defined below) of Robeco-Sage Triton Fund, L.L.C., Robeco-Sage Triton Institutional Fund, L.L.C., Robeco-Sage Triton Master Fund, L.L.C. (together, the "Triton Funds"), Robeco-Sage Multi-Strategy Fund, L.L.C., Robeco-Sage Multi-Strategy Institutional Fund, L.L.C., Robeco-Sage Multi-Strategy Master Fund, L.L.C. (together, the "Multi-Strategy Funds," each a "Fund," and, together with the Triton Funds, the "Funds") and of Robeco Sage (the "Adviser"). This Code of Ethics is divided into four parts. The first part contains certain defined terms used in this Code of Ethics. The second part contains provisions applicable to Access Persons of the Funds and Access Persons of the Adviser. The third part of this Code of Ethics pertains to persons who are "disinterested" or "independent" members of the Boards of Managers of the Funds. The fourth part contains administrative, record keeping and other provisions.

          This Code of Ethics of the Adviser and the Funds is adopted in accordance with the regulatory requirements of Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), Rule 17j-1 promulgated thereunder by the Securities and Exchange Commission (the "Commission"), Rule 204A-1 under the Advisers Act, and is also intended to prohibit activities that would violate certain fiduciary duties owed by the Adviser and its Access Persons to its Clients (as defined below), including the Funds. Section 17(j) of the 1940 Act and Section 206 of the Advisers Act, generally provide that it is unlawful for the Adviser, any Access Person or any member of the Boards of Managers of the Funds in connection with the purchase or sale, directly or indirectly, by such person of a Security (as defined below) to be held or to be acquired by the Funds or a Client:

          (i) to employ any device, scheme or artifice to defraud the Funds or a Client;

          (ii) to make to the Funds or a Client any untrue statement of a material fact or omit to state to the Funds or a Client a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading;

          (iii) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Funds or a Client; or

          (iv) to engage in any manipulative practice with respect to the Funds or a Client.

STATEMENT OF POLICY

          It is the policy of the Funds and the Adviser that no Access Persons shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act or any other applicable Federal Securities Laws (as defined below). The fundamental position of each Fund and the Adviser is, and has been, that each Access Person shall place at all times the interests of the Funds and each Client first. Accordingly, private securities transactions by Access Persons must be conducted consistent with this Code of Ethics and in such manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility. Further, Access Persons should not take inappropriate advantage with or on behalf of the Funds or any Client.

          Without limiting in any manner the fiduciary duty owed by Access Persons to the Funds and any Client or the provisions of this Code of Ethics, it should be noted that the Funds and Adviser consider it proper for Access Persons to make purchases and sales in the marketplace of securities owned by the Funds and that the Adviser considers it proper for Access Persons to make purchases and sales in the marketplace of securities owned by its Clients; PROVIDED, HOWEVER, that such personal security transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. In making personal investment decisions with respect to any Security, extreme care must be exercised by Access Persons to ensure that the prohibitions of this Code of Ethics are not violated. It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal security transactions which show a pattern of abuse by an Access Person of his or her fiduciary duty to the Funds and each Client.

    A. DEFINITIONS

          For purposes of this Code of Ethics, the following definitions shall apply:

          "Access Person" shall mean: (a) any manager, officer, director or Advisory Person (as defined below) of the Funds or the Adviser: (i) who has access to nonpublic information regarding any Client's purchase or sale of securities (which includes, among other things, the writing of an option to purchase or sell a Security), or nonpublic information regarding the portfolio holdings of any Reportable Fund (as defined below); or (ii) who is involved in making securities recommendation to Clients, or who has access to such recommendations that are nonpublic; and (b) any Supervised Person (as defined below).



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


          "Advisory Person" shall mean (i) any director, manager, officer or employee of a Fund or of the Adviser (or of any company in a control relationship to a Fund or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security (as defined below) by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) any natural person in a control relationship to a Fund or the Adviser who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of Securities by a Fund.

          "Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

          "Beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a)(2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings, mother- or father- in-laws, sister- or brother in-laws and son- or daughter in-laws); (ii) the person's partnership interest in the portfolio securities held by a general partnership or, in certain circumstances, a limited partnership; (iii) the existence of certain types of performance-related fees (not simply an asset-based fee) received by such person as a broker, dealer, investment adviser or manager to a securities account; (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person's interest in securities held by a trust under certain circumstances; and (vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (a) a broad-based index of options or futures, (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only PRO RATA and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

          "CCO" shall mean, with respect to the Adviser, William G. Butterly, the Chief Compliance Officer of the Adviser; with respect to each Fund, James G. Noone, the Chief Compliance Officer of the Funds.

          "Client" shall mean any person for whom or which the Adviser serves as an "investment adviser" within the meaning of Section 202(a)(11) of the Advisers Act.

          "Compliance" shall mean the Adviser's compliance department.

          "Control" shall mean the power to exercise a controlling influence over the management or policies of a Fund or the Adviser, as applicable, unless such power is solely the result of an official position with a Fund or the Adviser, as applicable, all as determined in accordance with Section 2(a)(9) of the 1940 Act.

          "Director of Operations" shall mean the individual responsible for overseeing and administering the Code of Ethics.

          "Disinterested Manager" shall mean a member of the Board of Managers of a Fund who is not an "interested person" of a Fund within the meaning of
Section 2(a)(19) of the 1940 Act.

          "Federal Securities Laws" shall mean the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

          "Initial Public Offering" shall mean an offering of Securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the 1934 Act.

          "Investment Company" shall mean an investment company registered as such under the 1940 Act.

          "Investment Personnel" shall mean (i) all employees of a Fund or the Adviser (or of any company in a control relationship to a Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by a Fund and (ii) any natural person who controls a Fund or the Adviser and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of Securities by a Fund.

          "Material Non-Public Information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

          "Purchase" shall include, among other things, the writing of an option to sell.

          "Reportable Fund" shall mean: (i) any fund for which the Adviser serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is Controlled by the Adviser, or is under common Control with the Adviser.

          "Sale" shall include, among other things, the writing of an option to sell.

          "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies (other than a Reportable Fund or an exchange-traded fund, securities issued by the United States government within the meaning of Section 2(a)(16) of the 1940 Act (I.E., U.S. Treasury securities, as distinct from securities of U.S. government agencies or instrumentalities), bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and such other money market instruments as may be designated from time to time by the Adviser.

          "Security held or to be acquired" shall mean (i) any Security which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by a Fund or the Adviser for purchase by a Fund and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Security described in clause (i) above. A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated and, with respect to the person making the
recommendation,   when  such   person   seriously   considers   making   such  a
recommendation.

          "Supervised Persons" shall mean each officer, director, principal, manager (or other persons occupying a similar status or performing similar functions) and employees of the Adviser, or any other person who provides advice on behalf of the Adviser and is subject to the Adviser's supervision and control.

    B.  RULES  APPLICABLE  TO ACCESS  PERSONS  (OTHER  THAN  DISINTERESTED
        MANAGERS)

PROHIBITED ACTIVITIES

          A violation of the Statement of Policy set forth above would always include at least the following prohibited activities. Should you have any questions regarding this Code of Ethics or whether an action is prohibited by this Code, please contact the Director of Operations or Compliance before taking such action. References to Access Persons in this Section shall not include Disinterested Managers of a Fund.

     a. COMPETING WITH FUND OR CLIENT TRADES. No Access Person shall, directly or indirectly, purchase or sell Securities in such a way that the Access Person knew, or reasonably should have known, that such Securities transactions would injure a Fund's or any Client's Securities transactions.

     b. PERSONAL USE OF FUND OR CLIENT TRADING KNOWLEDGE. No Access Person shall use the knowledge of Securities purchased or sold by a Fund or any Client or Securities being considered for purchase or sale by a Fund or any Client to profit personally, directly or indirectly, by the market effect of such transactions.

     c. DISCLOSURE OF FUND OR CLIENT TRADING KNOWLEDGE. No Access Person shall, directly or indirectly, communicate to any person who is not an Access Person (or other approved agent of the Adviser) any material non-public information relating to a Fund or any Client or any issuer of any Security owned by a Fund or any Client, including, without limitation, the purchase or sale or considered purchase or sale of a Security on behalf of a Fund or any Client, except to the extent necessary to effectuate Securities transactions on behalf of a Fund or any Client.

     d. INITIAL PUBLIC OFFERINGS. Neither Investment Personnel nor Access Persons shall, directly or indirectly, purchase any Security sold in an Initial Public Offering without the pre-approval of the Director of Operations or Compliance.

     e. PRIVATE PLACEMENTS. Neither Investment Personnel nor Access Persons shall, directly or indirectly, purchase any Security issued pursuant to a private placement (I.E., an offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or Section 4(6) or pursuant to Rules 504, 505 or 506 under the 1933 Act) without obtaining prior written approval from the Director of Operations.

REPORTING REQUIREMENTS

     (a) QUARTERLY REPORTS. Each Access Person (other than a Disinterested Manager) shall submit to Compliance a report in the form annexed hereto as FORM A or in a similar form (such as a computer printout) which report shall set forth at least the information described in the paragraph below as to all Securities transactions during each quarterly period, in which such Access Person has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a Security. Access Persons shall not be required to report Securities transactions effected for any account over which such persons do not have any direct or indirect influence or control or any transaction effected pursuant to an Automatic Investment Plan.

     Every report on FORM A (or other acceptable form) shall be made no later than 30 days after the end of each calendar quarter in which the reported transactions were effected and shall contain the following information:

          (i) The date of each transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and the principal amount of each Security involved;

          (ii) The nature of each transaction (I.E., purchase, sale or other type of acquisition or disposition);

          (iii) The price of the Security at which each transaction was effected;

          (iv) The name of the broker, dealer or bank with or through whom each transaction was effected, and the date on which the Access Person's account was opened with such broker, dealer or bank; and

          (v) The date the report is submitted by the Access Person.

     PROVIDED, HOWEVER, if no transactions in any securities required to be reported were effected during a quarterly period by an Access Person, such person shall submit to Compliance a report on FORM A within the time-frame specified above stating that no reportable transactions were effected.

     As an alternative to the foregoing reporting procedures, an Access Person may provide Compliance within 30 days of the end of each quarterly period a copy of all of its brokerage account and investment advisory account statements which contain at least the information which would have been required in clauses (i)-(v) above.

     (b) INITIAL AND ANNUAL REPORTS. All Access Persons (other than Disinterested Managers) shall submit to Compliance within 10 days after becoming an Access Person and annually thereafter a report in the form annexed hereto as FORM C or in a similar form disclosing the following:

          (i) The title and type of Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

          (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person; and

          (iii) The date the report is submitted by the Access Person.

     The information contained in an initial report shall be current as of a date no more than 45 days before such person becomes an Access Person and the information contained in an annual report shall be current as of a date no more than 45 days before such annual report is submitted.

     (c) ANNUAL CERTIFICATION OF COMPLIANCE. All Access Persons shall certify annually by submitting FORM B (or FORM B-1 if such Access Person is a Disinterested Manager) or a similar form to Compliance that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto,
(ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal Securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

     C. RULES APPLICABLE TO DISINTERESTED MANAGERS

PROHIBITED ACTIVITIES

     A violation of the Statement of Policy set forth above would always include at least the following prohibited activities. Should you have any questions regarding this Code of Ethics or whether an action is prohibited by this Code, please contact the Director of Operations or Compliance before taking such action.

     a. COMPETING WITH FUND TRADES. No Disinterested Manager shall, directly or indirectly, purchase or sell Securities in such a way that the Disinterested Manager knew, or reasonably should have known, that such Securities transactions compete in the market with actual or considered Securities transactions for a Fund, or otherwise personally act to injure a Fund's Securities transactions.

     b. PERSONAL USE OF FUND TRADING KNOWLEDGE. No Disinterested Manager shall use the knowledge of Securities purchased or sold by a Fund or Securities being considered for purchase or sale by a Fund to profit personally, directly or indirectly, by the market effect of such transactions.

     c. DISCLOSURE OF FUND TRADING KNOWLEDGE. No Disinterested Manager shall, directly or indirectly, communicate to any person who is not an Access Person (or other approved agent of the Adviser or a Fund) any material non-public information relating to a Fund or any issuer of any Security owned by the Fund, including, without limitation, the purchase or sale or considered purchase or sale of a Security on behalf of the Fund, except to the extent necessary to effectuate Securities transactions on behalf of the Fund.

REPORTING REQUIREMENTS

     (a) QUARTERLY REPORTING. Each Disinterested Manager shall submit to Compliance a report in the form annexed hereto as FORM A or in a similar form (such as a computer printout) which report shall set forth at least the information described in the paragraph below as to all Securities transactions during each quarterly period, in which such Disinterested Manager has, or by reason of such transactions acquires or disposes of, any Beneficial Ownership of a Security; PROVIDED, HOWEVER, that a Disinterested Manager shall not be required to file such a report unless such Disinterested Manager, at the time of a transaction, knew or should have known that, during the 15-day period immediately preceding the date of the transaction by the Disinterested Manager, such Security was purchased or sold by a Fund or such Security was being considered by a Fund or the Adviser for purchase or sale by a Fund. Furthermore, Disinterested Managers shall not be required to report Securities transactions effected for any account over which such persons do not have any direct or indirect influence.

     Every report on FORM A (or other acceptable form) shall be made no later than 30 days after the end of each calendar quarter in which the reported transactions were effected and shall contain the following information:

          (i) The date of each transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date, number of shares and the principal amount of each Security involved;

          (ii) The nature of each transaction (I.E., purchase, sale or other type of acquisition or disposition);

          (iii) The price at which each transaction was effected;

          (iv) The name of the broker, dealer or bank with or through whom each transaction was effected, and the date on which the Access Person's account was opened with such broker, dealer or bank; and

          (v) The date the report is submitted by the Disinterested Manager.

     As an alternative to the foregoing reporting procedures, a Disinterested Manager may provide Compliance within 30 days of the end of each quarterly period a copy of all of its brokerage account and investment advisory account statements which contain at least the information which would have been required in clauses (i)-(v) above.

     (b) ANNUAL CERTIFICATION OF COMPLIANCE. All Disinterested Managers shall certify annually by submitting FORM B-1 or a similar form to Compliance that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal Securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

     D. MISCELLANEOUS

APPROVAL OF CODE OF ETHICS.

          The Board of Managers of a Fund, including a majority of the Disinterested Managers, must approve this Code of Ethics and the Code of Ethics of the principal underwriter of a Fund (a copy of which is attached as APPENDIX A hereto), and any material changes to these Codes of Ethics. The Board of Managers must base its approval of a Code of Ethics and any material changes to a Code on a determination that such Code of Ethics contains provisions reasonably necessary to prevent Access Persons from engaging in conduct prohibited by Rule 17j-1(b) under the 1940 Act. Before approving this Code of Ethics and the principal underwriter's Code of Ethics, each of the Funds, the Adviser and the principal underwriter of the Funds, as applicable, shall provide a written certification to the Board of Managers that such entity has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics. Each Fund's Board of Managers shall approve a material change to this Code of Ethics or the principal underwriter's Code of Ethics no later than six months after adoption of such material change.

ADMINISTRATION.

          No less frequently than annually, each of the Funds, the Adviser and the Funds' principal underwriter shall furnish to the Board of Managers of each Fund, and the Boards of Managers will consider, a written report that:

          (i) Describes any issues arising under this Code of Ethics or the principal underwriter's Code of Ethics since the last report to the Board of Managers, including, but not limited to, information about material violations or procedures or sanctions imposed in response to material violations; and

          (ii) Certifies that the Fund, the Adviser and principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

REVIEW OF REPORTS.

          All reports submitted pursuant to this Code of Ethics will be reviewed by the CCO or its qualified delegate to determine whether any violations of this Code of Ethics have occurred. Before making a determination that a violation has been committed by any Access Person, the CCO or its qualified delegate, as the case may be, shall provide such person an opportunity to supply such additional explanatory materials.

RECORDKEEPING.

          Each Fund and the Adviser, as applicable, shall maintain and preserve:

          (i) a copy of this Code of Ethics (and any prior Code of Ethics that was in effect at any time during the past five years) in an easily accessible place for a period of not less than five years;

          (ii) a record of any violation of this Code of Ethics and of any action taken as a result of such violation in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred;

          (iii) a copy of each report (or any other information provided in lieu of a report as permitted herein) submitted under this Code of Ethics for a period of not less than five years after the end of the fiscal year in which such report is made (or information is provided), and such reports or information submitted during the previous two years must be maintained and preserved in an easily accessible place;

          (iv) a list of persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics in an easily accessible place;

          (v) a copy of each report submitted to the Board of Managers pursuant to the provisions of the section entitled "Administration" for at least five years after the end of the fiscal year in which such report was made (the first two years in an easily accessible place); and

          (vi) a written record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of any Security in an Initial Public Offering or private placement transaction in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the approval was granted.

SANCTIONS.

          Any violation of the  substantive or procedural  requirements  of this
Code of Ethics by an Access Person can result in the imposition of such sanctions as the Boards of Managers (without the presence of and participation by a Disinterested Manager at issue, if applicable) or the Adviser, as applicable, may deem appropriate under the circumstances, which may include, but are not limited to, removal or suspension from office, termination of employment, a letter of censure, referral to the Commission and/or other criminal and civil authorities and/or restitution to the Funds/Clients of an amount equal to the advantage the offending person shall have gained by reason of such violation.

          Each Access Person must immediately report any violation of the Code of Ethics to the CCO or, in the CCO's absence, the Director of Operations. All reports will be treated confidentially and investigated promptly and appropriately. Neither the Funds nor the Adviser will retaliate against any Access Person who reports a violation of the Code of Ethics in good faith and any retaliation constitutes a further violation of the Code of Ethics. The CCO will keep records of any violation of the Code of Ethics, and of any action taken as a result of the violation.



                                     FORM A

                                   ROBECO SAGE
                A DIVISION OF ROBECO INVESTMENT MANAGEMENT, INC.

                         ROBECO-SAGE TRITON FUND, L.L.C.
                  ROBECO-SAGE TRITON INSTITUTIONAL FUND, L.L.C.
                     ROBECO-SAGE TRITON MASTER FUND, L.L.C.
                     ROBECO-SAGE MULTI-STRATEGY FUND, L.L.C.
              ROBECO-SAGE MULTI-STRATEGY INSTITUTIONAL FUND, L.L.C.
                 ROBECO-SAGE MULTI-STRATEGY MASTER FUND, L.L.C.


                     QUARTERLY SECURITIES TRANSACTION REPORT



For the Period Ended
                     ---------------------------
(THIS FORM MUST BE SUBMITTED WITHIN 30 DAYS OF THE END OF EACH QUARTER) Name of Access Person:
                      -------------------------

Date of Submission:
                   -------------------------

If no reportable transactions in any Securities required to be reported were effected during the quarterly period, please indicate by checking this box: [ ]



DATE OF           NATURE OF         TITLE AND     TICKER      NUMBER OF      PRICE    INTEREST RATE    PERSON
TRANSACTION       TRANSACTION*      CLASS OF      SYMBOL OR   SHARES OR               AND MATURITY     THROUGH WHOM
                                    SECURITIES    CUSIP #     PRINCIPAL               DATE (IF         EFFECTED**
                                                              AMOUNT                  APPLICABLE)



                                     FORM B

                                   ROBECO SAGE
                A DIVISION OF ROBECO INVESTMENT MANAGEMENT, INC.

                         ROBECO-SAGE TRITON FUND, L.L.C.
                  ROBECO-SAGE TRITON INSTITUTIONAL FUND, L.L.C.
                     ROBECO-SAGE TRITON MASTER FUND, L.L.C.
                     ROBECO-SAGE MULTI-STRATEGY FUND, L.L.C.
              ROBECO-SAGE MULTI-STRATEGY INSTITUTIONAL FUND, L.L.C.
                 ROBECO-SAGE MULTI-STRATEGY MASTER FUND, L.L.C.

            EMPLOYEE ANNUAL POLICY ACKNOWLEDGMENT/CERTIFICATION FORM
                               FOR THE YEAR ENDED

I HEREBY CERTIFY:

     1. I ACKNOWLEDGE THAT I HAVE ACCESS TO THE FIRM'S COMPLIANCE MANUAL (THE "MANUAL"), WHICH INCLUDES THE FIRM'S CODE OF ETHICS (THE "CODE"), VIA THE LEGAL/COMPLIANCE SECTION OF THE RIM PORTAL.

     2. I CERTIFY THAT I HAVE READ AND UNDERSTAND THE PROVISIONS OF THE MANUAL APPLICABLE TO MY JOB FUNCTIONS, ALL GENERAL SUPERVISORY / COMPLIANCE POLICIES, AND THE CODE. FOR PURPOSES OF THE CODE, I UNDERSTAND THAT I HAVE BEEN DEEMED AN "ACCESS PERSON."

     3. I CERTIFY THAT I HAVE IMMEDIATELY REPORTED TO THE LEGAL DEPARTMENT ALL MATERIAL NON-PUBLIC INFORMATION, AS THAT TERM IS DEFINED IN RIM'S INSIDER TRADING POLICY WITHIN THE CODE, WHICH HAS COME TO MY ATTENTION.

     4. I HAVE COMPLIED FOR THE YEAR ENDED 2007 WITH ALL APPLICABLE PROVISIONS OF THE MANUAL AND THE CODE EXCEPT AS PREVIOUSLY REPORTED IN 2007 OR AS NOTED HEREIN:

          ---------------------------------------------------------------------

          --------------------------------------------------------------------.

     5.   I WILL  CONTINUE TO COMPLY WITH THE  PROVISIONS  OF THE MANUAL AND THE
          CODE.

     6. I UNDERSTAND THAT ANY VIOLATION(S) OF THE PROVISIONS OF THE MANUAL AND/OR THE CODE IS GROUNDS FOR IMMEDIATE DISCIPLINARY ACTION, INCLUDING TERMINATION OF EMPLOYMENT, AND MAY CONSTITUTE A VIOLATION OF APPLICABLE FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS.

     7. I UNDERSTAND THAT I AM REQUIRED TO REPORT ANY VIOLATIONS OF THE MANUAL AND/OR THE CODE PROMPTLY TO THE CHIEF COMPLIANCE OFFICER OR A MEMBER OF THE LEGAL/COMPLIANCE STAFF.

                                 PRINT NAME:
                                             ---------------------------------

                                 SIGNATURE:
                                             ---------------------------------

                                 DATE:
                                             ---------------------------------

                                    FORM B-1

                                   ROBECO SAGE
                A DIVISION OF ROBECO INVESTMENT MANAGEMENT, INC.


                         ROBECO-SAGE TRITON FUND, L.L.C.
                  ROBECO-SAGE TRITON INSTITUTIONAL FUND, L.L.C.
                     ROBECO-SAGE TRITON MASTER FUND, L.L.C.
                     ROBECO-SAGE MULTI-STRATEGY FUND, L.L.C.
              ROBECO-SAGE MULTI-STRATEGY INSTITUTIONAL FUND, L.L.C.
                 ROBECO-SAGE MULTI-STRATEGY MASTER FUND, L.L.C.

                    ACCESS PERSON ANNUAL ACKNOWLEDGMENT FORM
                             (DISINTERESTED MANAGER)


          The undersigned Access Person acknowledges having received and read a copy of the Code of Ethics dated January 2006 (the "Code"), and agrees that he or she is subject to the Code and agrees to abide by the applicable provisions contained therein. Such Access Person also hereby certifies that he or she has complied with the requirements of the Code and that he or she has disclosed or reported all securities transactions required to be disclosed or reported pursuant to the requirements of the Code.




---------------------------                 -----------------------------
Date                                        Name of Access Person



                                            -----------------------------
                                            Signature of Access Person

                                     FORM C

                                   ROBECO SAGE
                A DIVISION OF ROBECO INVESTMENT MANAGEMENT, INC.

                         ROBECO-SAGE TRITON FUND, L.L.C.
                  ROBECO-SAGE TRITON INSTITUTIONAL FUND, L.L.C.
                     ROBECO-SAGE TRITON MASTER FUND, L.L.C.
                     ROBECO-SAGE MULTI-STRATEGY FUND, L.L.C.
              ROBECO-SAGE MULTI-STRATEGY INSTITUTIONAL FUND, L.L.C.
                 ROBECO-SAGE MULTI-STRATEGY MASTER FUND, L.L.C.

THIS REPORT MUST:
   o   BE SUBMITTED NO LATER THAN
   o   USE INFORMATION THAT IS NO MORE THAN 45 DAYS PRIOR TO THE DATE OF
       SUBMISSION
   o CONTAIN A LIST OF ALL COVERED SECURITIES* IN WHICH YOU HAVE A BENEFICIAL INTEREST**


EMPLOYEE NAME:                                         (PLEASE PRINT)
                 ------------------------------------


RIM MUTUAL FUNDS

BROKER/DEALER/BANK   ACCOUNT #      SECURITY NAME    TICKER/CUSIP/ISEN  # of
Shares or

                                                                   PRINCIPAL AMT


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------





WRAP ACCOUNTS

PLAN SPONSOR        ACCOUNT #        NAME OF PROGRAM    VALUE OF INVESTMENT


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------







BROKERAGE ACCOUNTS (OTHER THAN RIM MUTUAL FUNDS)

YOU MAY ATTACH YOUR BROKERAGE STATEMENT(S) TO SATISFY YOUR REPORTING REQUIREMENTS IF THEY CONTAIN THE INFORMATION LISTED BELOW. IF YOU DO NOT HOLD ANY COVERED SECURITIES, INDICATE "NONE." YOU MUST REPORT ALL BROKERAGE ACCOUNTS EVEN IF THEY DO NOT HOLD COVERED SECURITIES. EMPLOYEES SUBJECT TO THE WPG CODE:
ACCOUNTS HELD AT CHARLES SCHWAB NEED TO BE REPORTED BELOW BUT YOU DO NOT NEED TO ATTACH BROKERAGE STATEMENTS.


BROKER/DEALER/BANK   ACCOUNT #  SECURITY NAME  TICKER/CUSIP/ISEN  # OF SHARES OR
                                                          PRINCIPAL AMT


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------





PRIVATE INVESTMENTS

PRIVATE INVESTMENTS INCLUDE, BUT ARE NOT LIMITED TO, HEDGE FUNDS, DSTS, AND ANY PRIVATE BUSINESS INVESTMENTS, INCLUDING FAMILY BUSINESSES IN WHICH YOU ACQUIRE EQUITY, MAKE A LOAN, EXECUTE A PROMISSORY NOTE, ETC. YOU MUST REPORT HOLDINGS IN ANY RIM FUNDS.

NAME OF INVESTMENT                                  AMOUNT INVESTED



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

I CERTIFY THAT I HAVE DISCLOSED ALL COVERED SECURITIES PURSUANT TO RIM'S CODE OF ETHICS AND THAT THE INFORMATION IS CURRENT AS OF A DATE NO MORE THAN 45 DAYS PRIOR TO SUBMISSION.


                                PRINT NAME:
                                             ---------------------------------

                                SIGNATURE:
                                             ---------------------------------

                                DATE:
                                             ---------------------------------

---------------------

*COVERED SECURITY shall include any type of equity or debt instrument, including any rights, warrants, derivatives, convertibles, options, puts, calls, straddles, shares of closed-end mutual funds, shares of open end mutual funds that are advised or subadvised by RIM or Robeco, holdings in foreign funds, or, in general, any interest or investment commonly known as a security. ETFS, 529 Plans, IRAS, 401Ks, and discretionary accounts (accounts which someone manages on your behalf) are reportable.

NON-COVERED SECURITY shall include shares of open-ended mutual funds that are not advised or subadvised by RIM or its affiliates, direct obligations of the US government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements which have a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization ("NRSRO").

**BENEFICIAL INTEREST is defined as the opportunity to directly or indirectly provide or share in any profit derived from trading almost any equity or debt instrument. Examples of these accounts include, but are not limited to: i) accounts over which you have investment discretion; ii) Accounts over which you are trustee; iii) any investment clubs in which you participate; or iv) accounts of any immediate family members living in your household that are related by blood or marriage.

                                   ROBECO SAGE
                A DIVISION OF ROBECO INVESTMENT MANAGEMENT, INC.


                           OUTSIDE BUSINESS ACTIVITIES
                             FOR THE YEAR ENDED 2007

Since RIM permits employees to engage in OUTSIDE BUSINESS ACTIVITIES, there is the potential that such activities will conflict with the employee's duties to its clients. In addition, RIM is required to report outside activities to our registered funds' board of directors as well as respond to requests for such information on requests for proposals. Therefore, RIM requires all employees to report outside activities upon employment and annually thereafter. In addition, prior to engaging in an outside business activities once employed, RIM requires an employee to submit a written request in accordance with the instructions in the Compliance Manual to the employee's supervisor with a copy to the Compliance Department. Employees are not permitted to engage in an outside activity without written approval from the Compliance Department.

Please disclose the requested information for any outside business activity whether commercial or not-for profit.



Name of Entity               Your Affiliation            Public Company   Active role    Do you provide   Are you
and                          and                                            in mgmt        investment     compensated or
Type of Business:            Title                                        decisions?        advice?       receive any
                                                                                                          other benefit?
1.                                                           Yes/No         Yes/No           Yes/No            Yes/No
   --------------            -----------------

2.                                                           Yes/No         Yes/No           Yes/No            Yes/No
   --------------            -----------------

3.                                                           Yes/No         Yes/No           Yes/No            Yes/No
   --------------            -----------------

4.                                                           Yes/No         Yes/No           Yes/No            Yes/No
   --------------            -----------------

5.                                                           Yes/No         Yes/No           Yes/No            Yes/No
   --------------            -----------------



None ___________

Please list separately any creditor committee(s), either formal or informal, which you sit on:



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------




                                PRINT NAME:
                                             ---------------------------------

                                SIGNATURE:
                                             ---------------------------------

                                DATE:
                                             ---------------------------------

                                   ROBECO SAGE
                A DIVISION OF ROBECO INVESTMENT MANAGEMENT, INC.

                             CONFLICTS QUESTIONNAIRE
                             FOR THE YEAR ENDED 2007

PLEASE DISCLOSE WHETHER ANY FAMILY MEMBERS OR SIGNIFICANT OTHER, AS THOSE TERMS ARE DEFINED BELOW*:

1)   CONDUCTS BUSINESS WITH RIM;
2) WORKS FOR AN INSTITUTION THAT CONDUCTS BUSINESS WITH RIM; 3) WORKS FOR A PUBLIC COMPANY; OR
4) WORKS FOR ANY FINANCIAL INSTITUTION, INCLUDING BUT NOT LIMITED TO A BROKER/DEALER, HEDGE FUND, INVESTMENT ADVISER, INVESTMENT BANK.



Individual's Name            Relationship to RIM     Name Of Entity                 Service Provided to           Public Company
AND                          Employee                AND                                    RIM                    (Circle your
Position Held                                        Type of Business                 (if applicable)               response)

1)                                                                                                                      Yes/No
---------------              --------------          ------------------             -----------------

---------------              --------------          ------------------             -----------------

2)                                                                                                                      Yes/No
---------------              --------------          ------------------             -----------------

---------------              --------------          ------------------             -----------------

3)                                                                                                                      Yes/No
---------------              --------------          ------------------             -----------------

---------------              --------------          ------------------             -----------------





NONE ___________

PLEASE NOTE THAT THESE QUESTIONS ARE INTENDED TO BE BROAD IN SCOPE. IF YOU HAVE ANY QUESTION AS TO WHETHER ANY PARTICULAR ARRANGEMENT OR RELATIONSHIP SHOULD BE DISCLOSED ON THIS FORM, PLEASE CONSULT THE CCO OR THE GENERAL COUNSEL.


                                PRINT NAME:
                                             ---------------------------------

                                SIGNATURE:
                                             ---------------------------------

                                DATE:
                                             ---------------------------------



     *FOR PURPOSES OF THIS CONFLICTS QUESTIONNAIRE, RIM DEFINES FAMILY MEMBERS MORE BROADLY THAN THE DEFINITION FOR REPORTING OF PERSONAL SECURITIES TRANSACTIONS. FOR THIS QUESTIONNAIRE, PLEASE INCLUDE ALL OF THE FOLLOWING WHETHER OR NOT THEY LIVE IN YOUR HOUSEHOLD: CHILDREN; STEPCHILDREN; GRANDCHILDREN; PARENTS; STEPPARENTS; GRANDPARENTS; SPOUSES; SIBLINGS; MOTHER-, FATHER-, SON-, DAUGHTER-, BROTHER OR SISTER-IN-LAW;

     ANY PERSON RELATED BY ADOPTION; AND ANY INDIVIDUAL ECONOMICALLY DEPENDENT UPON YOU. SIGNIFICANT OTHERS INCLUDE DOMESTIC PARTNERSHIPS (REGISTERED OR UNREGISTERED) OR CIVIL UNIONS.

                                   ROBECO SAGE
                A DIVISION OF ROBECO INVESTMENT MANAGEMENT, INC.

                           DISCIPLINARY QUESTIONNAIRE
                             FOR THE YEAR ENDED 2007



RIM is required to disclose certain disciplinary items in its Form ADV Part I. To comply with this requirement RIM requires employees upon employment and annually thereafter to answer certain disciplinary questions.

Please complete the following questionnaire, sign, date, and return it to the Compliance Department. Refer to the Glossary section of this document for precise definitions of italicized words.



RESPONSES TO ITEM A AND ITEM B may be limited to a ten-year period. For purposes of calculating this ten-year period, the date of an event is the date the final order, judgment, or decree was entered, or the date any rights of appeal from preliminary orders, judgments, or decrees lapsed.


A.       IN THE PAST TEN YEARS, HAVE YOU:

(1) been convicted of or pled guilty or nolo contendere ("no contest") in a domestic, foreign, or military court to any FELONY?

                           Yes           No
                               ---------    ---------

(2)      been CHARGED with any FELONY?

                           Yes           No
                               ---------    ---------

B.       IN THE PAST TEN YEARS, HAVE YOU:

(1) been convicted of or pled guilty or nolo contendere ("no contest") in a domestic, foreign, or military court to a misdemeanor involving: investments or an INVESTMENT-RELATED business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

                           Yes           No
                               ---------    ---------


(2)      been CHARGED with a MISDEMEANOR listed in Item 11.B(1)?

                           Yes           No
                               ---------    ---------

RESPONSES TO THE REMAINING ITEMS HAVE NO TIME LIMIT.


C. HAS THE SEC OR THE COMMODITY FUTURES TRADING COMMISSION (CFTC) EVER:

(1)      FOUND you to have made a false statement or omission?

                           Yes           No
                               ---------    ---------


(2) FOUND you to have been involved in a violation of SEC or CFTC regulations or statutes?

                           Yes           No
                               ---------    ---------


(3) FOUND you to have been a cause of an INVESTMENT-RELATED business having its authorization to do business denied, suspended, revoked, or restricted?

                           Yes           No
                               ---------    ---------


(4) entered an ORDER against you in connection with INVESTMENT-RELATED activity?

                           Yes           No
                               ---------    ---------

(5) imposed a civil money penalty on you, or ORDERED you to cease and desist from any activity?

                           Yes           No
                               ---------    ---------



D. HAS ANY OTHER FEDERAL REGULATORY AGENCY, ANY STATE REGULATORY AGENCY, OR ANY FOREIGN FINANCIAL REGULATORY AUTHORITY:

(1) ever FOUND you to have made a false statement or omission, or been dishonest, unfair, or unethical?

                           Yes           No
                               ---------    ---------


(2) ever FOUND you to have been INVOLVED in a violation of INVESTMENT-RELATED regulations or statutes?

                           Yes           No
                               ---------    ---------


(3) ever FOUND you to have been a cause of an INVESTMENT-RELATED business having its authorization to do business denied, suspended, revoked, or restricted?

                           Yes           No
                               ---------    ---------

(4) in the past ten years, entered an ORDER against you in connection with an INVESTMENT-RELATED activity?

                           Yes           No
                               ---------    ---------


(5) ever denied, suspended, or revoked your registration or license, or otherwise prevented you, by ORDER, from associating with an INVESTMENT-RELATED business or restricted your activity?

                           Yes           No
                               ---------    ---------


E.       HAS ANY SELF-REGULATORY ORGANIZATION OR COMMODITIES EXCHANGE EVER:

(1)      FOUND you to have made a false statement or omission?

                           Yes           No
                               ---------    ---------

(2) FOUND you to have been involved in a violation of its rules (other than a violation designated as a "MINOR RULE VIOLATION" under a plan approved by the SEC)?

                           Yes           No
                               ---------    ---------

(3) FOUND you to have been the cause of an INVESTMENT-RELATED business having its authorization to do business denied, suspended, revoked, or restricted?

                           Yes           No
                               ---------    ---------

(4) disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?

                           Yes           No
                               ---------    ---------

F. HAS AN AUTHORIZATION TO ACT AS AN ATTORNEY, ACCOUNTANT, OR FEDERAL CONTRACTOR GRANTED TO YOU EVER BEEN REVOKED OR SUSPENDED?

                           Yes           No
                               ---------    ---------

G. ARE YOU NOW THE SUBJECT OF ANY REGULATORY PROCEEDING THAT COULD RESULT IN A "YES" ANSWER TO ANY PART OF ITEM 11.C., 11.D., OR 11.E.?

                           Yes           No
                               ---------    ---------

H.       HAS ANY DOMESTIC OR FOREIGN COURT:

(a) in the past ten years, enjoined you in connection with any INVESTMENT-RELATED activity?

                           Yes           No
                               ---------    ---------

(b) ever FOUND that you were INVOLVED in a violation of INVESTMENT-RELATED statutes or regulations?

                           Yes           No
                               ---------    ---------


(c) ever dismissed, pursuant to a settlement agreement, an INVESTMENT-RELATED civil action brought against you by a state or FOREIGN FINANCIAL REGULATORY AUTHORITY?

                           Yes           No
                               ---------    ---------

(d) Are you now the subject of any civil PROCEEDING that could result in a "yes" answer to any part of Item 11.H(1)?

                           Yes           No
                               ---------    ---------


I. ARE YOU CURRENTLY THE SUBJECT OF, OR HAVE YOU BEEN THE SUBJECT OF, AN ARBITRATION CLAIM ALLEGING DAMAGES IN EXCESS OF $2,500, INVOLVING ANY OF THE FOLLOWING:

(1)      any investment or an INVESTMENT-RELATED business or activity?

                           Yes           No
                               ---------    ---------

(2)      fraud, false statement, or omission?

                           Yes           No
                               ---------    ---------

(3)      theft, embezzlement, or other wrongful taking of property?

                           Yes           No
                               ---------    ---------

(4)      bribery, forgery, counterfeiting, or extortion?

                           Yes           No
                               ---------    ---------

(5)      dishonest, unfair, or unethical practices?

                           Yes           No
                               ---------    ---------


J. ARE YOU CURRENTLY SUBJECT TO, OR HAVE YOU BEEN FOUND LIABLE IN, A CIVIL, SELF-REGULATORY ORGANIZATION, OR ADMINISTRATIVE PROCEEDING INVOLVING ANY OF THE FOLLOWING:

(1)      an investment or INVESTMENT-RELATED business or activity?

                           Yes           No
                               ---------    ---------

(2)      fraud, false statement, or omission?

                           Yes           No
                               ---------    ---------

(3)      theft, embezzlement, or other wrongful taking of property?

                           Yes           No
                               ---------    ---------

(4)      bribery, forgery, counterfeiting, or extortion?

                           Yes           No
                               ---------    ---------

(5)      dishonest, unfair, or unethical practices?

                           Yes           No
                               ---------    ---------



EMPLOYEE NAME (PRINTED)
                       -----------------------------------------

EMPLOYEE SIGNATURE
                  ----------------------------------------------

DATE
     -----------------------------------------------------------

                                    GLOSSARY

1. CHARGED:
     Being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

2. ENJOINED:
     This term includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.

3. FELONY:
     For jurisdictions that do not differentiate between a felony and a misdemeanor, a felony is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

4. FOREIGN FINANCIAL REGULATORY AUTHORITY:
     This term includes (1) a foreign securities authority; (2) another governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; and (3) a foreign membership organization, a function of which is to regulate the participation of its members in the activities listed above.

5. FOUND:
     This term includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.

6. INVESTMENT-RELATED:
     Activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

7. INVOLVED:
     Engaging in any act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.

8. MINOR RULE VIOLATION:
     A violation of a self-regulatory organization rule that has been designated as "minor" pursuant to a plan approved by the SEC. A rule violation may be designated as "minor" under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. (Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated as "minor" for these purposes.)

9. MISDEMEANOR:
     For jurisdictions that do not differentiate between a felony and a misdemeanor, a misdemeanor is an offense punishable by a sentence of less than one year imprisonment and/or a fine of less than $1,000. The term also includes a special court martial.

10. ORDER:
     A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.

11. PROCEEDING:
     This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority, a felony criminal indictment or information (or equivalent  formal  charge);  or a  misdemeanor  criminal  information  (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges effected in the absence of a formal criminal indictment or information (or equivalent formal charge).

12. SELF-REGULATORY ORGANIZATION OR SRO:
     Any national securities or commodities exchange, registered securities association, or registered clearing agency. For example, the Chicago Board of Trade ("CBOT'), National Association of Securities Dealers, Inc. ("NASD") and New York Stock Exchange ("NYSE") are self-regulatory organizations.